UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

EVENTURE INTERACTIVE, INC.
(Exact name of Company as specified in its charter)

Nevada	000-55115	27-4387595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Bristol Street, 6th Floor Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

(855) 986-5669
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 25, 2015, Eventure Interactive, Inc. (the “Company”), entered into an exchange agreement (the “Exchange Agreement”), pursuant to which the Company exchanged four 8% convertible promissory notes held by two accredited investors with an aggregate initial principal amount of $160,000  for two 8% convertible promissory notes issued to one accredited investor (the “Holder”).  The first note was issued in the principal amount of $164,631.01 and the second note was issued in the principal amount of $60,368.99 (the note for $164,631.01 and the note for $60,368.99 are collectively referred to as the “June 25 Notes”). The June 25th Notes mature on June 25, 2016, has an interest rate of 8% per annum and are convertible into shares of the Company’s common stock (the “Common Stock”).

 The Holder is entitled, at its option, at any time  to convert all or any amount of the principal face amount of the June 25th Note then outstanding into shares of Common Stock, at a price for each share of Common Stock equal to 50% of the lowest closing price of the Common Stock as reported on the OTCQB(or any exchange upon which the Common Stock may be traded in the future)for the twenty prior trading days.

On June 26, 2015, the Company issued the Holder an 8% convertible promissory note (the “Note”) in the principal amount of $125,000 pursuant to a Securities Purchase Agreement (the “Purchase Agreement”).  The Note matures on June 26, 2016 and has an interest rate of  8% per annum. The Purchase Agreement contains customary representations, warranties and covenants.

 The holder of the Note is entitled, at its option, at any time to convert all or any amount of the principal face amount of the Note then outstanding into shares of Common Stock, at a price for each share of Common Stock equal to 50% of the lowest closing price of the Common Stock as reported on the OTCQB ( or any exchange upon which the Common Stock may be traded in the future) for the twenty prior trading days.

No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of the convertible promissory notes and underlying shares of Common Stock described above are exempt from registration with the Securities and Exchange Commission pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Exchange Agreement, the Purchase Agreement, the June 25th Notes and Note are qualified in their entirety by reference to the full text of the Exchange Agreement, the Purchase Agreement, the June 25th Notes and the Note, copies of which are attached hereto as Exhibit(s), and which are incorporated herein in their entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of June 25th 8% Convertible Promissory Notes

4.2	Form of 8% Convertible Promissory Note dated June 26, 2015

10.1	Exchange Agreement dated June 25, 2015

10.2	Securities Purchase Agreement dated June 26, 2015

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVENTURE INTERACTIVE, INC.

Date: June 30, 2015	By:	/s/ Gannon Giguiere
	Name:	Gannon Giguiere
	Title:	President